UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Act of 1934
Date of Report (Date of earliest event reported)  July 28, 2005
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                       USA Real Estate Investment Trust
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           (Exact name of registrant as specified in its charter)
       California                  0-16508                 68-0109347
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(State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)            File Number)        Identification No.)
    One Scripps Drive, Suite 201    Sacramento, California    95825-7684
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             (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code    (916) 761-4992
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240-13e-4(c))
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Item 8.01 Other Events

Registrant previously reported that, on April 11, 2005, it made a $2,060,000 loan to Rocklin Park Hotel, LLC ("Borrower"). On July 28, 2005, said loan was repaid in full. Registrant then made a new loan to Borrower in the amount of $2,850,000 and received from Borrower as evidence of said loan a new promissory note bearing simple interest at the rate of 10 percent per annum and due for payment in full on December 31, 2005, the payment of which is secured by a recorded second deed of trust on real property generally known as 5450 China Garden Road, Rocklin, California. Borrower paid a loan commitment fee of $3,950 with respect to this new loan and paid all of Registrant's legal fees incurred in connection with this new loan. In addition, Borrower paid all related escrow fees and the cost of a new policy of title insurance. There is no material relationship, other than in respect of the transaction, between Borrower and Registrant or any of Registrant's affiliates, trustees, or officers, or any associates of Registrant's trustees or officers.
                                 Signature(s)
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                           USA Real Estate Investment Trust
Date:  August 1, 2005.                     By:  Gregory E. Crissman
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                                           Gregory E. Crissman as
                                           Chairman, Chief Executive Officer
                                           and Chief Financial Officer